EXHIBIT 99.2

                       FREEPORT-McMoRan SULPHUR INC.

Proxy Solicited on Behalf of the Board of Directors for Special Meeting of
                               Stockholders,
                             October ___, 1998

      The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and Robert M. Wohleber as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Sulphur Inc. at the Special Meeting of Stockholders to be held on __________, October ___, 1998, at 10:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.




          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         IN THE ENCLOSED ENVELOPE
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                        (continued on reverse side)



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                           FOLD AND DETACH HERE





                                                     Please mark  ----------
                                                   your votes as      X
                                                    indicated in
                                                    this example  ----------


The Board of Directors recommends a vote FOR:

                                                                  FOR       AGAINST      ABSTAIN
Item 1--Approval of the Mergers of Freeport-McMoRan Sulphur     -------     -------      -------
        Inc. and McMoRan Oil & Gas Co. into subsidiaries
        of McMoRan Exploration Co. and the adoption of the
        Merger Agreement among those entities.                  -------     -------      -------


                                                                  FOR       AGAINST      ABSTAIN
Item 2--Approval of the McMoRan Exploration Co. 1998            -------     -------      -------
        Stock Option Plan.

                                                                -------     -------      -------



Signature(s)_________________________________________ Dated: ____________ 1998
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, your shares will be voted FOR Proposals 1 and 2.

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